SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 9, 2005

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Press Release Announcing: Second Quarter Dividend

Item 9.01. Financial Statements and Exhibits

The Board of Directors of CNB Financial Corporation has announced the declaration of a 14 cent per share quarterly dividend payable on June 15, 2005 to shareholders of record on June 3, 2005.

(a)	Exhibits:

Exhibit 99	News Release announcing second quarter dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: June 9, 2005	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Treasurer

Exhibit Index

Number	Description

Exhibit 99	News Release announcing second quarter dividend.

Exhibit 99

News Release

Contact: Joseph B. Bower, Jr
Treasurer
(814) 765-9621

CNB FINANCIAL ANNOUNCES SECOND QUARTER DIVIDEND

CLEARFIELD, PENNSYLVANIA – June 9, 2005

The Board of Directors of CNB Financial Corporation has announced the declaration of a 14 cents per share quarterly dividend payable on June 15, 2005 to shareholders of record on June 3, 2005. This represents an increase of 7.7% over the prior quarter.

CNB Financial Corporation is a $730 million bank holding company headquartered in Clearfield, PA. It conducts business principally through County National Bank whose market area includes twenty convenient office locations in six counties of Pennsylvania.

For further information regarding the stock of CNB Financial Corporation, please call

(814) 765-9621, County National Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

County National Bank’s website is www.bankcnb.com.